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 EXHIBIT 10.2 - STOCK OPTION AGREEMENT BETWEEN ALTERNATIVE RESOUCES CORPORATION
                       AND DAVID NOLAN DATED JULY 23, 1999





                           NON-QUALIFIED STOCK OPTION


         THIS NON-QUALIFIED STOCK OPTION, granted this 23rd day of July, 1999, by Alternative Resources Corporation, a Delaware Corporation (the "Company"), to David Nolan (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company is of the opinion that the interests of the Company and its subsidiaries will be advanced by encouraging and enabling those employees of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of the business of the Company and its subsidiaries, to acquire or increase their proprietary interest in the Company, thus providing them with a more direct stake in its welfare and assuring a closer identification of their interests with those of the Company; and

      WHEREAS, the Board believes that the acquisition of such an interest in the Company will stimulate such employees and strengthen their desire to remain with the Company or one of its subsidiaries;

         NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Optionee, under paragraph 2 hereunder, the Company hereby grants this non-qualified stock option to the Optionee on the terms hereinafter expressed.

         1. OPTION GRANT. The Company hereby grants to the Optionee an option to purchase a total of two hundred thousand (200,000) shares of Common Stock of the Company at an option exercise price of $7.500 per share, being not less than 100% of the Fair Market Value of a share of Common Stock on the date hereof. This option is NOT intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. TIME OF EXERCISE. This option may be exercised (in the manner provided in paragraph 3 hereof) in whole or in part, and from time to time after the date hereof, subject to the following limitations:

         (a) This option may not be exercised during the first six (6) months from the date hereof. Thereafter, it may be exercised to a maximum cumulative extent of 2.38% of the total shares covered by this option on and after January 24, 2000, and as to an additional 2.38% of the total shares covered by this option on and after the last day of each calendar month thereafter through and including June 23, 2003, after which date this option, to the extent not previously exercised, may be exercised in full. For practical reasons, the Company may allow options to be exercised only at the end of each calendar quarter.

         (b) This option may NOT be exercised after the earliest to occur of any of the following:

         (i) after the termination of the Optionee's employment with the Company or one of its subsidiaries for "cause" (which shall have the same meaning as set forth in any employment agreement between the Optionee and the Company);or

         (ii) more than 10 years from the date hereof.

Notwithstanding the foregoing, if (i) the Period of Employment ends because the Company ends the automatic extension thereof under Section IV A. of Employee's employment agreement with Alternative Resources Corporation; (ii) the Company terminates the employment of the Executive Without Cause as defined in Section VIII of Employee's employment agreement with the Company; (iii) the Executive's employment hereunder terminates because of his death or disability (as defined in Section VI of Employee's employment agreement); or (iv) there is a change in control of the Company, such options shall become fully exercisable and shall remain exercisable for the remainder of their term.

For purposes of this Agreement, a "change in control" of the Company shall be deemed to occur in connection with any of the following events with respect to the Company:

         (i) The acquisition by an entity, person, group (including all affiliates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (which definition shall apply even if the Company is not then subject to such Act), of capital stock entitled to exercise more than 30% of the outstanding voting power of all capital stock of the Company ("Voting Stock");

         (ii) The effective time of (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Stock immediately prior to such merger of consolidation (other than the surviving or resulting corporation or any affiliate thereof) hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (ii) transfer of more than 50% (in value) of the assets of the Company other than to a transferee in which the Company owns at least 50% of the Voting Stock; or

         (iii) The election to the Board of Directors of the Company the lesser of (i) three directors of (ii) directors constituting a majority of the number of directors of the Company then in office, without the recommendation of the existing Board of Directors.

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         3. METHOD OF EXERCISE. This option may be exercised only by notice in writing delivered to the Treasurer of the Company and accompanied by:

         (a) The full purchase price of the shares purchased hereunder payable by a certified or cashier's check payable to the order of the Company; and

         (b) Such other documents or representations (including without limitation representations as to the intention of the Optionee, or the purchaser under paragraph 4 below, to acquire the shares for investment) as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the option.

         4. NON-TRANSFERABILITY; DEATH. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during the Optionee's lifetime only by him. If the Optionee dies while employed by the Company or one of its subsidiaries, this option may be exercised during the period described in paragraph 2(b)(iii) (but not more than 10 years from the date hereof) by his estate or the person to whom the option passes by will or the laws of descent and distribution, but only to the extent that the Optionee could have exercised this option on the date of his death.

         5. CANCELLATION. In the event that the Optionee accepts a position within the Company with less responsibility than the position held at the date of this grant (as determined by the Company), and for which this grant applies as detailed in the transmittal letter accompanying this grant, the Company shall have the right to terminate any non-vested options under this grant, as of the date the new position is assumed.

         6. REGISTRATION. The Company shall not be required to issue or deliver any certificate for its Common Stock purchased upon the exercise of this option prior to the admission of such shares to listing on any stock exchange on which shares may at that time be listed. In the event of the exercise of this option with respect to any shares subject hereto, the Company shall make prompt application for such listing. If at any time during the option period the Company shall be advised by its counsel that shares deliverable upon exercise of the option are required to be registered under the Federal Securities Act of 1933, as amended, or that delivery of the shares must be accompanied or preceded by a prospectus meeting the requirements of the Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of this option, but delivery of shares by the Company may be deferred until registration is effected or a prospectus is made available. The Optionee shall have no interest in shares covered by this option until certificates for the shares are issued.

         7. TERMS AND CONDITIONS. Although this option is not granted pursuant to the Company's Amended and Restated Incentive Stock Option Plan, the provisions of Section 2, 10 and 14 of such Plan shall be applicable to this option as if granted under such Plan.

         IN WITNESS WHEREOF, the Company has caused this non-qualified stock option to be executed on the date first above written.

ACCEPTED                                    Alternative Resources Corporation

 /s/ David Nolan                            By: /s/ Bradley K. Lamers
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Optionee                                    Its:  VICE PRESIDENT




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